Exhibit 10.9

DIRECTOR SERVICES AGREEMENT

This Director Services Agreement is made on December 31, 2020 Between:

1.	SensaSure Technologies Inc. (a Nevada Corporation) whose registered office is at 505 Park Avenue, 4th Floor, New York, New York 10022; and

2.	Anders Olsson of 150 East 61st Street, Apt 10j, New York, NY 10065, USA

It is agreed as follows:

1.	Definitions

1.1.	In this agreement the following definitions apply:

1.1.1.	“We”, “we”, “Our”, “our”, “us”, “ours” — SensaSure Technologies

1.1.2.	“You”, “you”, “Your”, “your”, “yours” — Anders Olsson

1.1.3.	“board” — Our board of directors and any person acting with the board’s authority including you.

1.1.4.	“our premises” — 505 Park Avenue, 4th Floor, New York, New York 10022.

1.1.5.	“your employment” — Your employment under this agreement.

1.1.6.	“intellectual property” — Copyright, database rights, designs (registered and unregistered), patents, trademarks, moral rights and any other intellectual property rights of any nature whether registered or unregistered anywhere in the world.

2.	Duration of employment

2.1.	Your term as a Director started on January 1, 2021 and will continue for a period of 60 months when it will be reviewed further, unless and until it is ended under clause 21.

3.	Period continuously employed

3.1.	For the purposes of this agreement the relevant date for calculating your continuous term as a Director is January 1, 2021.

4.	Former contracts

4.1.	This agreement replaces all other employment agreements between the parties if any shall exist.

4.2.	You confirm that you will not breach any duty of any type owed to any person by signing this agreement.

5.	Job title

5.1.	We will retain you as a Director on the Board of Directors.

5.2.	For the purposes of this Agreement yours is a senior position.

5.3.	The description of your responsibilities and duties during your term as a Director are set out in Schedule 1.

6.	Promotion and protection of our interests

6.1.	During your term as a Director you must:

6.1.1.	make reasonable and lawful decisions;

6.1.2.	comply with all necessary rules, regulations, policies, statements and procedures;

6.1.3.	keep us promptly and fully informed of your conduct of our business and explain your actions to us whenever requested;

6.1.4.	account to us for any inducement offered to you for any business transaction;

6.1.5.	devote sufficient time and attention to our business as necessary discretion;

6.1.6.	do your best to promote our interests and our business;

6.1.7.	do your job to the best of your ability.

6.2.	During your term as a Director you must not:

6.2.1.	do anything which could damage our interests or our business;

6.2.2.	prepare to join a competitor of ours or to set up in competition with us;

6.2.3.	introduce any business which we could deal with to any person other than us;

6.2.4.	receive for your own benefit (directly or indirectly) any inducement of any sort for any business transaction;

6.2.5.	agree on our behalf:

6.2.5.1.	to purchase or lease any land, building or premises; or

6.2.5.2.	to give any debenture, mortgage or other security on any of our property;

6.2.6.	agree on our behalf to any capital financing, purchases or sales;

6.2.7.	agree on our behalf to employ any employee, worker or agent;

6.2.8.	dismiss any employee, worker or agent;

6.2.9.	agree on our behalf to purchase or sell goods or services.

6.3.	If you are in breach of any of the terms of this agreement you must tell us immediately and must indemnify us in relation to any liability we incur as a result of your breach.

6.4.	If you become aware of any misconduct or other breach of contract committed by any of our other employees you must advise all Board members immediately.

6.5.	You must not use our telephones, faxes, IT equipment or stationery for anything other than our business. We own any communications sent, received and stored on such media. We are able to monitor and intercept telephone calls, letters, faxes and emails and to identify the sender and the recipient. You authorize us to do so.

7.	Place of work

7.1.	Your main place of work will be considered our premises however your actual work performance may be done virtually,

8.	Normal hours of work

8.1.	You agree to provide your services to the company on an as needed basis.

9.	Pay

9.1.	Compensation shall be in the form of stock in the company.

10.	Expenses

10.1.	Subject to clause 10.4 below, we will reimburse you for all reasonable out of pocket expenses incurred in doing your job.

10.2.	Payment will be made monthly in arrears.

10.3.	You must produce such invoices, vouchers or other evidence as we may require.

10.4.	You must not incur any expense greater than $500.00 without prior written or oral authorization from the Board of Directors.

11.	Holidays

11.1.	All holidays normally observed as national holidays you will have as holiday time.

12.	Personal records

12.1.	You understand and agree that during the course of your directorship we will compile a personnel file for you containing details concerning your term as a Director and any relevant previous employment.

12.2.	You authorize us to retain sensitive information in your personnel file for all purposes connected with your directorship.

12.3.	You must authorize us to release your personnel file or any of the details contained in it to any person.

13.	Outside interests

13.1.	During your term as a Director you must not directly or indirectly be employed, engaged, concerned or interested in any business or undertaking or any activity which we consider may be or become harmful to our interests, which might interfere with your fiduciary responsibility or which may be or become in competition with us.

13.2.	Nothing in clause 13.1 prevents you from holding or being beneficially interested in the shares in any company quoted on a Stock Exchange or equivalent recognized investment exchange.

14.	Our documents

14.1.	All notes, memoranda, records, papers, documents, correspondence, writings, contact lists, address books, and all information recorded on magnetic tape or disc or otherwise recorded or stored for reproduction whether by manual, mechanical or electronic means including any copy which is in your possession or control and which relates to us will be and remain our property.

14.2.	Our documents must not be used for any unauthorized purpose.

14.3.	You must return all such items in your possession or under your control to us when requested.

15.	Our property

15.1.	You must not remove our property from our premises unless specifically authorized to do so.

15.2.	You are responsible for the care of property issued to you and you must produce such property to us for inspection when requested.

15.3.	You must not use our property for any unauthorized purpose.

15.4.	Any property issued to you will remain ours and you must return such property to us when requested.

16.	Confidential information

16.1.	In the course of your term as a Director you will have access to and be entrusted with information in respect of our business and our suppliers’, clients’ and agents’ businesses, which information is or may be secret or confidential and important to us and our suppliers, clients and agents respectively.

16.2.	Such information includes (but is not limited to) that relating to inventions, ideas, dealings, transactions, plans, proposals, policies, statements, procedures, rules, regulations, operations, finances, prices, business, marketing, development, manpower plans, client lists or details (whether held electronically or otherwise), contact lists, address books, computer systems and software, designs for products or proposed products, designs for machinery for the manufacture of products or proposed products, manufacturing processes, terms of business (whether for sale or purchase) including discounts given and received and renewal dates of contracts, salaries and any employee’s terms and conditions of employment, formulae and know-how or other matters connected with the products or services purchased, manufactured, marketed or provided by us.

16.3.	You must not at any time whether during or after the end of your term as a Director directly or indirectly, whether alone or with or on behalf of any other person other than to perform as a Director as required or permitted by law:

16.3.1.	divulge such information to any person;

16.3.2.	use such information for your own purposes or for any purposes which are not our purposes;

16.3.3.	permit any unauthorized disclosure of any such information.

16.4.	You must do your best to prevent any other person disclosing such information.

16.5.	Clause 20 does not relate to information that is (other than through your breach of clause 20) generally available to the public.

16.6.	You might also gain access to confidential information relating to employees, either from the other employees themselves or in the course of your term as a Director.

16.7.	Unauthorized and inappropriate disclosure of confidential information is likely to amount to a disciplinary offense and may, in certain circumstances, be subject to criminal sanctions.

17.	Public interest disclosure

17.1.	If you are concerned that we or any of our employees, suppliers, clients or agents may be guilty of:

17.1.1.	a criminal offense;

17.1.2.	failure to comply with a legal obligation;

17.1.3.	miscarriage of justice;

17.1.4.	endangering health or safety;

17.1.5.	damage to the environment; or

17.1.6.	concealing any of the above,

you must report the matter immediately to the full Board of Directors.

17.2.	We encourage employees to report all such acts or failures and consequently it is a condition of your term as a Director that you must do so immediately that you become aware of one. Failure to do so may result in disciplinary action being taken against you. In serious cases, your term as a Director may be terminated without notice or payment in lieu.

17.3.	We will investigate your concerns.

17.4.	We will try to conclude an investigation, to inform you of the result and to commence any remedial action we consider appropriate within a period or periods that we will set when we start the investigation. If we are unable to comply with any time limit, we will inform you within that time limit and we will tell you how much longer we expect to need.

18.	Intellectual property

18.1.	While we retain you as a Director, you might, either alone or with others, create or conceive:

18.1.1.	inventions, novel creations, ideas, discoveries, developments, writings, trademarks, service marks, designs, drawings, improvements and innovations; and/or

18.1.2.	works in which copyright, design right and/or database right will subsist in various media.

18.2.	You must maintain full records of your activities and present them to us when we ask you to do so. We will own such records.

18.3.	You must tell us about such matters as soon as you are aware of them and you must not give any other person any details of them.

18.4.	You agree that any intellectual property in such matters belongs to us. To the extent that it does not belong to us automatically, you must transfer it to us unconditionally. We will pay the expenses involved. This clause does not affect any right you may have to apply for a patent in your own name.

18.5.	You will do everything necessary to assist in the transfer of any intellectual property to us including, but not limited to, signing any document we consider necessary.

18.6.	You will do everything necessary to assist in any application for us to be registered as owner of such intellectual property. You appoint us as your agent to enable us to be registered.

18.7.	You will not claim ownership of or assert any moral right in such intellectual property and you must not do anything that will jeopardize our rights or any application we may make for registration.

18.8.	You must not use or make reference to any intellectual property other than for our purposes nor promote such intellectual property for your own benefit.

18.9.	When any such matter is created or conceived, we and not you must be identified as the owner of it and of the intellectual property in it. This includes, but is not limited to, our name appearing on any such matter.

18.10.	You give us a warranty that no such matter infringes the rights of any other person known to you at the time of the execution of this agreement. If any other person makes a claim against us, you will cooperate in the defense of any such claim.

18.11.	If any such matter does infringe the rights of any other person, we will not admit liability.

18.12.	If a third party obtains or in our opinion is likely to obtain an injunction preventing us from using such matters, you must do everything you can to ensure we can continue to use such matters without infringing the injunction, including obtaining any necessary license.

18.13.	Clause 26 applies to such matters created or conceived:

18.13.1.	during or outside normal working hours;

18.13.2.	before or within six months after the end of your employment;

18.13.3.	in relation to our business and its current activities; and

18.13.4.	where it involves the use of our equipment, supplies, facilities, confidential information or time.

18.14.	Nothing in this clause is intended to affect or diminishes your rights under the Patents Act of 1977.

19.	Grievance procedure

19.1.	If you have any grievance relating to your employment, you should raise it in writing with the Board of Directors.

19.2.	Any decision rendered by the Board of Directors shall be final.

20.	Disciplinary procedure

20.1.	If:

20.1.1.	you commit any act of misconduct; or

20.1.2.	you appear incapable of performing the duties or doing the work allocated to you; or you commit an act of gross misconduct or gross negligence; or

20.1.3.	your role becomes redundant or we contemplate terminating your term as a Director for some other substantial reason,

The Board of Directors shall meet and hear all evidence, written and oral, and make a decision regarding the misconduct. The decision of the Board of Directors shall be final.

20.2.	The following offenses are examples of misconduct:

20.2.1.	failure to do your job or to follow lawful instructions;

20.2.2.	persistent or regular absenteeism;

20.2.3.	minor damage to our property or property in our possession, custody or control;

20.2.4.	minor breach of our rules or of this agreement;

20.2.5.	abusive behavior;

20.2.6.	failure to disclose to us matters as required in clause 25.

Offenses of a similar nature will also be dealt with under this procedure.

20.3.	The following are examples of incapability:

20.3.1.	poor performance

20.3.2.	persistent or long term absenteeism;

20.3.3.	incompetence;

20.3.4.	unsuitability;

Matters of a similar nature will also be dealt with under this procedure.

20.4.	The following offenses are examples of gross misconduct:

20.4.1.	theft;

20.4.2.	unauthorized possession of our documents or property;

20.4.3.	unauthorized use of our facilities;

20.4.4.	unauthorized acceptance of gifts;

20.4.5.	serious damage to our property or property in our possession, custody or control;

20.4.6.	harassment or any other form of discrimination;

20.4.7.	falsification (whether by inclusion or omission of information) of reports, accounts, expense claims or self certification forms;

20.4.8.	refusal to carry out duties or reasonable instructions;

20.4.9.	intoxication by reason of drink or drugs;

20.4.10.	operating machinery or driving after consumption of drink or drugs;

20.4.11.	serious breach of our rules or of this agreement;

20.4.12.	violent, dangerous or intimidatory conduct;

20.4.13.	gross insubordination;

20.4.14.	breach of health and safety regulations;

20.4.15.	disclosure of any private or confidential information relating to our officers, employees, suppliers, clients agents or us except as set out in this agreement.

Offenses of a similar nature will be dealt with under this procedure.

21.	Termination

21.1.	Either party may end your term as a Director by giving the other notice in writing. Subject to clause 31:

21.1.1.	we must give you one week’s notice prior to termination;

21.1.2.	you must give us one week’s notice prior to your resignation.

21.2.	Nothing in clause 31 will prevent us from terminating your term as a Director without notice and without pay in lieu if you are guilty of gross misconduct.

22.	Post termination restrictions – The twelve (12) month period following the end of your employment

22.1.	Clients and agents During the Restricted Period you must not with a view to supplying drug testing products, including (but not limited to) any products similar to those in respect of which we own a patent:

22.1.1.	canvas, solicit or approach any person who (at any time during the 12 months before you are last required to do work under this agreement) is a client or agent of ours; or

22.1.2.	deal or contract with any person who (at any time during the 12 months before you are last required to do work under this agreement) is a client or agent of ours,

22.2.	Tenders During the Restricted Period you must not solicit, interfere with, tender for or try to entice away from us any contracts, projects, business or the renewal of any of them which is being negotiated at any time during the 12 months before you are last required to do work under this agreement and in which negotiation you are involved.

22.3.	Competition During the Restricted Period you must not carry on or be engaged in the role of a Director or have any interest in any business within Europe that is similar to the business that we carry on.

22.4.	Employees During the Restricted Period you must not:

22.4.1.	solicit or attempt to entice from our employment any employee of ours over whom you exercise control or influence at any time during the 12 months before you are last required to do work under this agreement; or

22.4.2.	employ or negotiate or arrange the employment or engagement of any employee of ours over whom you exercise control or influence at any time during the 12 months before you are last required to do work under this agreement.

22.5.	Clause 24.1 only applies where we have a relationship to protect. If the client or agent in question habitually deals with a number of other suppliers of drug delivery and diagnostic products within Europe, nothing in clause 24.1 will prevent you canvassing, soliciting, approaching, dealing or contracting with such a client or agent on behalf of such a supplier but you must bear in mind, if doing so, that you also have a duty of confidentiality to us as set out in clause 24.

22.6.	Nothing in clause 24 prevents you from holding or being beneficially invested in up to 5% of the shares in any company quoted on a valid Stock Exchange or equivalent recognized investment exchange. This section does not apply to private companies that are not competing with the product we are manufacturing.

22.7.	The restrictions contained in clauses 24.1 and 24.2 prohibit only activities that are in competition with us at the relevant time.

22.8.	The restrictions contained in clauses 24.1 and 24.2, apply during your term as a Director in respect of activities that are or will be in competition with us at the relevant time.

22.9.	Each of the restrictions in clause 24 applies to stop you acting directly or indirectly, whether alone or with or on behalf of any other person.

22.10.	If you breach any of the restrictions set out in clause 24 after the end of the term as a Director, the Restricted Period will begin again from the date of the last such breach of that restriction. The period of the restriction will then be calculated from the date of the breach rather than from the end of the term as a Director.

23.	Additional provisions relating to clause 24

23.1.	You undertake that you will immediately draw the restrictions contained in clause 24 to the attention of any person with whom you seek work, who approaches you with an offer of work or with whom you anticipate going into business.

23.2.	You understand that you should receive legal advice as to the terms and effect of these restrictions before agreeing to be bound by them.

23.3.	The parties agree that each of the restrictions contained in clause 24 is reasonable and necessary as between themselves and to protect our reasonable interests. If, however, any of them is found by a court to be unreasonable or unenforceable but would be reasonable and enforceable if certain words were deleted or added, then the restriction will apply with those words deleted or added as appropriate.

23.4.	Each of the restrictions contained in clause 24 is to be treated as separate and can be severed from the others. If any one or more of the restrictions is found to be unenforceable this will not affect the enforceability of the other restrictions.

23.5.	We may give you notice to change or to reduce the scope of the restrictions contained in clause 24 at any time.

23.6.	We may transfer or assign our rights under clause 24 to any successor of ours. You may not transfer or assign any rights or obligations under clause 24 to any other.

24.	Misrepresentation

24.1.	You must not make any untrue statement in relation to us and, in particular, must not state or suggest to any person that you remain retained by or connected with us after the end of your term as a Director.

24.2.	You must not use any name that includes our name or any name similar to it for any purpose that is not our purpose either before or after the end of your term as a Director.

25.	Changes to terms

25.1.	Within this agreement, we have given ourselves the right to make various, specific changes.

25.2.	We may also give you notice that we want to make changes to any of the terms of this agreement.

25.2.1.	No such change will be effective unless notified to you in writing.

25.2.2.	You will be given at least one month’s notice of any proposed change.

25.2.3.	Each change will be deemed accepted unless you notify us of any objection in writing before the end of the relevant notice period.

25.3.	From time to time, we may give you authority to do certain things on our behalf that are normally forbidden by this agreement.

25.3.1.	We will set out your authority in writing.

25.3.2.	We will limit the period and scope of your authority as we consider appropriate.

25.3.3.	Such authority will not amount to a change to the terms of this agreement other than for its own, limited purposes.

26.	Waiver

26.1.	No waiver by us of any right or remedy arising either from any breach by you of any term of this agreement or from any default by you under this agreement will prevent the subsequent enforcement of this agreement.

26.2.	If we waive any breach or default by you on any occasion, that will not be deemed a waiver of any subsequent breach or default and will not affect any other right that we have or may have against you under this agreement.

26.3.	Failure or delay on our part to exercise any right or remedy that we have or may have under this agreement will not prevent us exercising such right or remedy or any other right or remedy.

26.4.	No single or partial exercise of any right or remedy will stop us from exercising any such right or remedy or any other right or remedy.

27.	Invalidity or unenforceability

27.1.	The complete or partial invalidity or unenforceability of any provision of this agreement for any purpose will not affect the validity or enforceability of such provision for any other purpose and will not affect the remaining provisions of this agreement.

28.	Provisions operating after the end of the agreement

28.1.	Any provision of this agreement that is expressed to operate or have effect for our benefit after the end of your term as a Director will do so however your term as a Director ends.

29.	Notices

29.1.	Any notice to be given under this agreement must be in writing and signed by the party issuing the notice.

29.2.	Any notice may be served personally by hand or by pre-paid first class post.

29.3.	Notices may be served:

29.3.1.	on you at the address set out above or, if you change address and notify us of your new address, to your new address; and

29.3.2.	on us at our premises or at such other address in the US as we may notify to you.

29.4.	Any notice will be served:

29.4.1.	if delivered personally, upon delivery;

29.4.2.	if by pre-paid first class post, at 5.00 pm on the second working day after posting.

29.5.	To prove personal service, it will be necessary to prove that the content of the notice was drawn to the attention of the recipient at the time of service.

29.6.	To prove service by pre-paid first class post it will be necessary only to prove that the notice was placed in an envelope and that the envelope was properly stamped, addressed and posted.

30.	Third party rights

30.1.	Any associated employer may rely on appropriate clauses against you and every reference to us in those clauses will be construed to include every such associated employer. For this purpose only, we sign this agreement on our own behalf and as agent for all associated employers.

30.2.	Except as provided in clause 32.1, the effects of the Rights of Third Parties are excluded from this agreement.

30.3.	No party to this agreement needs permission from any third party to change or end this agreement.

31.	Entire agreement

31.1.	This agreement constitutes the entire agreement between the parties in relation to your term as a Director. Other than as set out in this agreement, the rules, regulations, policies, statements and procedures to which it refers have no contractual force.

31.2.	If there is any difference between what is set out in this agreement and what is set out in any other document, the details in this agreement are the correct details.

31.3.	You confirm that in signing this agreement, you are not relying on anything we may have told you or put in writing that is not contained in this agreement.

31.4.	Clause 33.3 is not intended to exclude liability for fraudulent misrepresentation.

32.	Interpretation

32.1.	In this agreement, the headings and table of contents are inserted for convenience only and do not affect its interpretation or construction.

32.2.	In this agreement, references to clauses and schedules are, unless otherwise stated, to clauses of and schedules to this agreement. References to this agreement include all clauses of and schedules to this agreement.

32.3.	In this agreement, references to the singular include the plural and vice versa unless that does not make sense in the context of the reference.

32.4.	In this agreement, references to the masculine, feminine or neuter include each of them unless that does not make sense in the context of the reference.

32.5.	In this agreement, references to statutes or to statutory instruments include all re-enactments or modifications of them and any regulations made under them except to the extent that any such reference has the effect of extending, increasing or prolonging our liabilities set out in this agreement.

32.6.	Words and expressions will be given the normal business meaning in this agreement unless they are given a different meaning within this agreement or unless to do so does not make sense in the context in which the word or expression is used.\

32.7.	This agreement is subject to Nevada State law and the parties agree to submit to the Nevada courts in dealing with any claim or matter arising.\

Signed on behalf of

SENSASURE TECHNOLOGIES INC.

By:	/s/ John Trainor
Name:	John Trainor
Title:	Chief Executive Officer

Signed by Director

Name:	/s/ Anders Olsson
Anders Olsson

Schedule One – Director Responsibilities

1.	Provide continuity for the organization by setting up a corporation or legal existence, and to represent the organization’s point of view through interpretation of its products and services, and advocacy for them.

2.	Select and appoint a chief executive to whom responsibility for the administration of the organization is delegated, including:

-	to review and evaluate his/her performance regularly on the basis of a specific job description, including executive relations with the board, leadership in the organization, in product/service/ program planning and implementation, and in management of the organization and its personnel:

-	to offer administrative guidance and determine whether to retain or dismiss the executive.

3.	Govern the organization by broad policies and objectives, formulated and agreed upon by the chief executive and employees, including to assign priorities and ensure the organization’s capacity to carry out products/services/programs by continually reviewing its work.

4.	Acquire sufficient resources for the organization’s operations and to finance the products/ services/programs adequately.

5.	Account to the stockholders (in the case of a for-profit) or public (in the case of a nonprofit) for the products and services of the organization and expenditures of its funds, including:

-	to provide for fiscal accountability, approve the budget, and formulate policies related to contracts from public or private resources:

-	to accept responsibility for all conditions and policies attached to new, innovative, or experimental products/services/programs.